SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Pennsylvania Tax Exempt Income Fund -- Class A
Fiscal period ending: 5/31/95
Inception date (if less than 10 years of performance):
7/21/89

TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n   = Number of Time Periods     1 Year   5 Years      10 Years*

P   = Initial Investment         $1,000   $1,000       $1,000

ERV = Ending Redeemable Value    $1,035   $1,459       $1,522

T   = Average Annual
      Total Return                 +3.55%   +7.85%      +7.43%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $927,079

Expenses                         $125,634

Reimbursement                    $0

Average shares                   19,220,935

NAV                              $9.24

Sales Charge                      4.75%

POP                              $9.70

Yield at POP                      5.21%
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TAX-EXEMPT EQUIVALENT YIELD

Formula:        30 day yield
               ---------------          =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)


 5.21%               5.21%
------       =      ------              =        8.87%
1-41.29%            58.71%
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Pennsylvania Tax Exempt Income Fund -- Class B
Fiscal period ending: 5/31/95
Inception date (if less than 10 years of performance):
7/15/95

TOTAL RETURN

Formula  --  Average Annual Total Return:   ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         $1,000     n/a       $1,000

ERV = Ending Redeemable Value    $1,030     n/a       $1,036

T   = Average Annual
      Total Return                 3.01%    n/a        1.90%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $222,624

Expenses                         $52,942

Reimbursement                    $0

Average shares                   4,629,547

NAV                              $9.23

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     4.81%
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TAX-EXEMPT EQUIVALENT YIELD

Formula:        30 day yield
               ---------------          =   TAX EQUIVALENT YIELD
       1-(Highest Individual Tax Rate)


 4.81%               4.81%
------       =      ------              =     8.19%
1-41.29%            58.71%